As filed with the Securities and Exchange Commission on September 13, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

Saratoga Resources, Inc.

(Exact name of registrant as specified in its charter)

___________________

Texas	76-0314489
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7500 San Felipe, Suite 675

Houston, TX 77063

(713) 458-1560

(Address, including zip code, and telephone number, including area code, of principal executive offices)

_____________________

2011 Omnibus Incentive Plan

2009 Stand-Alone Stock Option Agreements

2010 Stand-Alone Stock Option Agreements

2011 Stand-Alone Stock Option Agreements

(full title of the plan)

______________________

Edward Hebert	with a copy to:
Vice President – Finance
Saratoga Resources, Inc.	Michael W. Sanders, Esq.
7500 San Felipe, Suite 675	20333 S.H. 249, Suite 600
Houston, Texas 77063	Houston, Texas 77070
(713) 458-1560	(832) 446-2599
(Name, address and telephone number, including area code, of agent for service)

______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

___________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value (2)	3,000,000	$5.41(3)	$16,230,000	$1,884.30
Common Stock, $0.001 par value (4)	50,000	0.36	18,000	2.09
Common Stock, $0.001 par value (5)	515,000	3.00	1,545,000	179.37
Common Stock, $0.001 par value (6)	115,000	1.53	175,950	20.43
Common Stock, $0.001 par value (7)	165,000	1.71	282,150	32.76
Common Stock, $0.001 par value (8)	70,000	3.05	213,500	24.79
Common Stock, $0.001 par value (9)	35,000	2.80	98,000	11.38
Common Stock, $0.001 par value (10)	30,000	2.75	82,500	9.58
Total:	3,980,000		$18,645,100	$2,164.70

(1)

This registration statement, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), covers an indeterminate number of additional shares of common stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2)	Represents shares of Common Stock reserved for issuance pursuant to awards granted under the Company’s 2011 Omnibus Incentive Plan.

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) under the Securities Act using the average of the high and low price as reported on the NYSE Amex LLC on September 9, 2011 of $5.41 per share.

(4)	Represents shares of Common Stock reserved for issuance upon exercise of stand-alone stock option grants dated March 12, 2009.
(5)	Represents shares of Common Stock reserved for issuance upon exercise of stand-along stock option grants dated April 14, 2010.
(6)	Represents shares of Common Stock reserved for issuance upon exercise of stand-alone stock option grants dated July 1, 2010.
(7)	Represents shares of Common Stock reserved for issuance upon exercise of stand-alone stock option grants dated July 15, 2010.
(8)	Represents shares of Common Stock reserved for issuance upon exercise of stand-alone stock option grants dated March 8, 2011.
(9)	Represents shares of Common Stock reserved for issuance upon exercise of stand-alone stock option grants dated March 11, 2011.
(10)	Represents shares of Common Stock reserved for issuance upon exercise of stand-alone stock option grants dated April 21, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement registers shares of common stock, par value $0.001 per share, of Saratoga Resources, Inc., a Texas corporation (the “Company”), that may be issued and sold under (1) the Company’s 2011 Omnibus Incentive Plan (the “Plan”), (2) stand-alone stock option grants during 2009 to purchase 50,000 shares of common stock, (3) stand-alone stock option grants during 2010 to purchase 795,000 shares of common stock, and (4) stand-alone stock option grants during 2011 to purchase 135,000 shares of common stock (together, the stand-alone grants in 2009, 2010 and 2011, are referred to as the “Stand-Alone Grants”).

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan and the Stand-Alone Grants as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been previously filed by the Company with the SEC and are hereby incorporated by reference into this registration statement as of their respective dates:

a)	our annual report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 10, 2011;

b)	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011, as filed with the SEC on May 9, 2011 and August 11, 2011, respectively;

c)

our current reports on Form 8-K, as filed with the SEC on March 15, 2011, April 27, 2011, April 28, 2011, May 2, 2011, May 3, 2011, May 9, 2011, June 24, 2011, July 11, 2011, July 15, 2011, July 20, 2011 and August 11, 2011 (in each case excluding Items 2.02 or 7.01, which have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)); and

d)

the description of our common stock, $0.001 par value per share, set forth under the caption “Item 8. Description of Securities” in the Form 10-SB/A, Amendment No. 3 filed with the SEC on November 4, 2005.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities offered hereby will be passed upon for us by Michael W. Sanders, Attorney at Law, Houston, Texas. Mr. Sanders owns 75,000 shares of Common Stock, warrants to purchase 30,000 shares of Common Stock at $0.17 per share and warrants to purchase 40,000 shares of Common Stock at $3.00 per share.

Item 6. Indemnification of Directors and Officers.

Texas law permits a Texas corporation to include in its Certificate of Formation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for monetary damages arising from acts or omissions in the director’s capacity as a director, subject to various statutory exceptions. The Company’s Restated Certificate of Formation, as amended, contains a provision eliminating the liability of the Company’s directors to the Company and its shareholders to the fullest extent permitted by Texas law, as it exists or may be amended or interpreted from time to time.

Texas law permits a Texas corporation to indemnify its directors and officers against certain liabilities and expenses incurred in defending proceedings against them in their capacities as directors and officers, if it is determined that the director or officer (1) conducted himself in good faith, (2) reasonably believed (a) in the case of official conduct as a director or an officer, that his conduct was in the corporation’s best interests, or (b) in any other case, that his conduct was not opposed to the corporation’s best interests, and (3) in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Texas law also requires a Texas corporation to indemnify directors or officers in connection with any proceeding in which the director or officer is wholly successful, on the merits or otherwise, in the defense.

The Company’s Restated Certificate of Formation requires it to indemnify its directors and officers against any and all liability and reasonable expenses that may be incurred by them in connection with or resulting from (1) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, (2) an appeal of such action, suit, or proceeding, or (3) an inquiry or investigation that could lead to such an action, suit, or proceeding, all to the fullest extent permitted by Texas law.

The Restated Certificate of Formation also requires the Company to pay or reimburse, in advance of the final disposition of any action, suit, or proceeding, all reasonable expenses incurred by a director or officer who was, is, or is threatened to be made a named defendant or respondent in an action, suit, or proceeding, all to the fullest extent permitted by Texas law.

Texas law also permits the Company to purchase and maintain insurance on behalf of its directors and officers against certain liabilities and expenses incurred in their capacities as directors and officers, whether or not the Company would have the power to indemnify them under Texas law or the Restated Certificate of Formation.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion of Michael W. Sanders, Attorney at Law.

10.1	2011 Omnibus Incentive Plan.

23.1	Consent of Michael W. Sanders, Attorney at Law (included in Exhibit 5.1).

23.2	Consent of MaloneBailey LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Collarini Associates, Independent Petroleum Engineers.

24.1	Power of Attorney (included on the signature page).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on September 13, 2011.

SARATOGA RESOURCES, INC.

By:	/s/ Thomas F. Cooke
Thomas F. Cooke
Chief Executive Officer (Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Each of the undersigned officers and directors of Saratoga Resources, Inc., a Texas corporation, hereby constitutes and appoints Thomas F. Cooke, Andrew Clifford and Edward Hebert and each of them, severally, as his true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement, and to file any and all applications and other documents relating thereto with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Thomas F. Cooke	Chairman and Chief Executive Officer	September 13, 2011
Thomas F. Cooke	(Principal Executive Officer) and Director

/s/ Andrew C. Clifford	President and Director	September 13, 2011
Andrew C. Clifford

/s/ Edward Hebert	Vice President – Finance (Principal Financial	September 13, 2011
Edward Hebert	Officer and Accounting Officer)

/s/ J.W. Rhea, IV	Director	September 13, 2011
J.W. Rhea, IV

/s/ Rex H. White, Jr.	Director	September 13, 2011
Rex H. White, Jr.

/s/ Kevin Smith	Director	September 13, 2011
Kevin Smith

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Michael W. Sanders, Attorney at Law.

10.1	2011 Omnibus Incentive Plan.

23.1	Consent of Michael W. Sanders, Attorney at Law (included in Exhibit 5.1).

23.2	Consent of MaloneBailey LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Collarini Associates, Independent Petroleum Engineers.

24.1	Power of Attorney (included on the signature page).